Exhibit 3.1

STATE OF DELAWARE

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

P & F INDUSTRIES, INC.

ARTICLE 1
NAME

The name of the Corporation is “P & F Industries, Inc.”

ARTICLE 2
ADDRESS OF REGISTERED AGENT

The address of the Corporation’s registered office in the State of Delaware is at 251 Little Falls Drive, Wilmington, Delaware 19808, County of New Castle. The name of its registered agent at such address is Corporation Service Company.

ARTICLE 3
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE 4
CAPITAL STOCK

4.1            Designation and Amount. The total number of shares of stock which the Corporation has authority to issue is One Hundred (100) shares of Common Stock with a par value of $0.01 per share.

4.2            Common Stock.

(a)            Rights of the Common Stock. The holders of the Common Stock shall share ratably in proportion to the number of shares of Common Stock held by each such holder in any dividend paid or declared by the Corporation with respect to the Common Stock; provided, however, that in the case of dividends or distributions of shares of Common Stock, such dividends or distributions may be made by payment of shares of Common Stock to holders of Common Stock. In the event of any voluntary or involuntary liquidation, dissolution or winding up of the Corporation, the remaining assets of the Corporation shall be distributed ratably among the holders of the Common Stock in proportion to the number of shares held by each such holder.

(b)            Voting Rights. Except as otherwise provided by the DGCL, by this Certificate of Incorporation or any amendments thereto, all of the voting power of the Corporation shall be vested in the holders of the Common Stock, and each holder of Common Stock shall have one (1) vote for each share of Common Stock held by such holder on all matters voted upon by the stockholders of the Corporation. There shall be no cumulative voting. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of capital stock of the Corporation representing a majority of the votes represented by all outstanding shares of capital stock of the Corporation entitled to vote.

ARTICLE 5
EXISTENCE

The Corporation is to have perpetual existence.

ARTICLE 6
BYLAWS

In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, subject to any vote required by this Certificate of Incorporation, the Board of Directors is expressly authorized and empowered to adopt, amend or repeal the Bylaws of the Corporation in any respect not inconsistent with the laws of the State of Delaware or this Certificate of Incorporation; provided, however, that the fact that such power has been conferred upon the Board of Directors shall not divest the stockholders of the power and authority, nor limit the power of stockholders to adopt, amend or repeal the Bylaws as provided therein.

ARTICLE 7
MEETINGS OF STOCKHOLDERS

Meetings of stockholders may be held within or without the State of Delaware, as the Bylaws of the Corporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from the time to time by the board of directors or in the Bylaws of the Corporation. Election of directors need not be by written ballot unless the Bylaws of the Corporation so provide.

ARTICLE 8
EXCULPATION

To the fullest extent permitted by law, a director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. If the DGCL hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of directors of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article 8 shall not increase the personal liability of any director of the Corporation for any act or occurrence taking place prior to such repeal or modification or otherwise adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

ARTICLE 9
INDEMNIFICATION

9.1            Right to Indemnification. Each person who was or is made a party or is threatened to be made a party to or is otherwise involved in any threatened, pending or completed action, investigation, suit or proceeding, whether civil, criminal, administrative or investigative (hereinafter a “proceeding”), by reason of the fact that he or she is or was a director of the Corporation or is or was serving at the request of the Corporation as a director of another corporation or as a director or manager of a limited liability company, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (hereinafter an “indemnitee”), whether the basis of such proceeding is an alleged action in an official capacity as a director or manager or in any other capacity while serving as a director or manager, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than permitted prior thereto), against all cost, expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes or penalties and amounts paid in settlement) reasonably incurred or suffered by such indemnitee in connection therewith and such indemnification shall continue as to an indemnitee who has ceased to be a director or manager and shall inure to the benefit of the indemnitee’s heirs, executors and administrators; provided, however, that, except as provided in Section 9.3 with respect to proceedings to enforce rights to indemnification, the Corporation shall indemnify any such indemnitee in connection with a proceeding (or part thereof) initiated by such indemnitee only if such proceeding (or part thereof) was authorized by the board of directors of the Corporation.

9.2            Right to Advancement of Expenses. Any person entitled to indemnification pursuant to Section 9.1 shall also be reimbursed by the Corporation for all expenses incurred in defending or preparing to defend any proceeding for which such right to indemnification is applicable, in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that, if the DGCL requires, an advancement of expenses shall be made only upon delivery to the Corporation of an undertaking by or on behalf of such director to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Article 9 or otherwise.

9.3            Right of Indemnitee to Bring Suit. The rights to indemnification and to the advancement of expenses conferred in Sections 9.1 and 9.2 shall be contract rights between the Corporation and each director. Any repeal or modification of this Article 9 shall not affect any rights or obligations then existing with respect to any state of facts or proceeding then existing. If a claim under Section 9.1 or 9.2 is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, except in the case of a claim for an advancement of expenses, in which case the applicable period shall be twenty (20) days, the indemnitee may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim. If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expense pursuant to the terms of an undertaking, the indemnitee shall be entitled to be paid also the expense of prosecuting or defending such suit. In (a) any suit brought by the indemnitee to enforce a right to indemnification hereunder (but not in a suit brought by the indemnitee to enforce a right to an advancement of expenses) it shall be a defense that, and (b) in any suit by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking the Corporation shall be entitled to recover such expenses upon a final adjudication that, the indemnitee has not met the applicable standard for indemnification set forth in the DGCL. Neither the failure of the Corporation (including its board of directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such suit that indemnification of the indemnitee is proper in the circumstances because the indemnitee has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its board of directors, independent legal counsel or its stockholders) that the indemnitee has not met such applicable standard of conduct, shall create a presumption that the indemnitee has not met the applicable standard of conduct or, in the case of such a suit brought by the indemnitee, be a defense to such a suit. In any suit brought by the indemnitee to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the burden of proving that the indemnitee is not entitled to be indemnified, or to such advancement of expenses, under this Article 9 or otherwise shall be on the Corporation.

9.4            Non-Exclusivity of Rights. The rights to indemnification and to the advancement of expenses conferred in this Article 9 shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, this Certificate of Incorporation, any bylaw, agreement, vote of stockholders or disinterested directors or otherwise.

9.5            Witnesses. To the extent that any director of the Corporation is by reason of such position, or a position with another entity at the request of the Corporation, a witness in any proceeding, he shall be indemnified against all costs and expenses actually and reasonably incurred by him or on his behalf in connection therewith.

9.6            Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under this Article 9 or the DGCL.

9.7            Indemnification of Employees and Agents of the Corporation. The Corporation may, to the extent authorized from time to time by the Board of Directors, grant rights to indemnification, and to the advancement of expenses to any officer, employee or agent of the Corporation, or to any person serving at the request of the Corporation as an officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, to the fullest extent of the provisions of this Article 9 with respect to the indemnification and advancement of expenses of directors of the Corporation.

9.8            Priority. The Corporation hereby acknowledges that the directors (collectively, the “Shoreview Directors”) that are employees of Shoreview Capital Partners IV, L.P. or one if its affiliates (collectively, “Shoreview”) may have certain rights to indemnification, advancement of expenses and/or insurance provided by Shoreview and certain affiliates that, directly or indirectly, (a) are controlled by, (b) control or (c) are under common control with Shoreview (collectively, the “Fund Indemnitors”). The Corporation hereby agrees (i) that it is the indemnitor of first resort (i.e., its obligations to the Shoreview Directors are primary and any obligation of the Fund Indemnitors to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the Shoreview Directors are secondary), (ii) that it shall be required to advance the full amount of expenses incurred by the Shoreview Directors and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and as required by the terms of this paragraph and the bylaws of the Corporation from time to time (or any other agreement between the Corporation and the Shoreview Directors), without regard to any rights the Shoreview Directors may have against the Fund Indemnitors, and, (iii) that it irrevocably waives, relinquishes and releases the Fund Indemnitors from any and all claims against the Fund Indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Corporation further agrees that no advancement or payment by the Fund Indemnitors on behalf of the Shoreview Directors with respect to any claim for which the Shoreview Directors have sought indemnification from the Corporation shall affect the foregoing and the Fund Indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Shoreview Directors against the Corporation. The Corporation and the Shoreview Directors agree that the Fund Indemnitors are express third party beneficiaries of the terms of this paragraph.

ARTICLE 10
CORPORATE OPPORTUNITIES

10.1         To the fullest extent permitted by law, the Corporation, on behalf of itself and its subsidiaries, hereby renounces and waives any interest or expectancy of the Corporation and its subsidiaries in, or in being offered an opportunity to participate in, directly or indirectly, the following specified classes of business opportunities (the “Specified Opportunities”) that may become available to a Non-Employee-Director (as defined below):

(a)            any business or corporate opportunity offered to or originated by a Non-Employee Director that is not expressly offered to such person solely in his or her capacity as a director of the Corporation; and

(b)            any business or corporate opportunity that is offered to the Corporation or any of its subsidiaries by any investment bank, broker, auction process or other similar means unless such opportunity is solely offered to the Corporation and not to any other person or entity.

10.2         To the fullest extent permitted by law, (a) the Corporation, on behalf of itself and its subsidiaries, waives any claim that it may have that any Specified Opportunity constituted a corporate opportunity that should have been presented to the Corporation or any of its affiliates by a Non-Employee Director even if such Specified Opportunity relates to the current or anticipated business of the Corporation or any of its subsidiaries; (b) a Non-Employee Director shall have no fiduciary duty to offer any Specified Opportunity to the Corporation, any of its subsidiaries or otherwise; and (c) a Non-Employee Director may in an individual capacity, or on behalf of another person or entity, pursue, refer, or take advantage of, any Specified Opportunity. For purposes of this paragraph, a “Non-Employee Director” means a director of the Corporation that is not then an employee of the Corporation or any of its subsidiaries.

10.3         Neither the repeal nor modification of this Article 10 nor the adoption of any other amendment to this Certificate of Incorporation inconsistent with this Article 10 shall eliminate or reduce the effect of this Article 10 in respect of any business opportunity first identified or any other matter occurring, or any cause of action, suit or claim that, but for this Article 10, would accrue or arise, prior to such repeal, modification or adoption. Any person or entity purchasing or otherwise acquiring any interest in any shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article 10.

ARTICLE 11
BUSINESS COMBINATIONS

The Corporation expressly elects not to be governed by Section 203 of the DGCL.

ARTICLE 12
AMENDMENTS

The Corporation reserves the right to alter, amend, change, repeal or rescind any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all powers, preferences, rights and privileges conferred upon stockholders, directors or other persons herein are granted subject to this reservation.

* * *